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                                 SUBSIDIARIES OF

                           JEFFERSON BANKSHARES, INC.

                               DECEMBER 31, 1995

                                                           Jurisdiction  in
    Names                                                   which organized
Direct
    Indirect

Jefferson National Bank                                         U.S.

    Grace Insurance Agency, Incorporated                        Virginia

Charter Insurance Managers, Inc.                                Virginia

Jefferson Financial, Inc.                                       Virginia

Jefferson Properties, Inc.                                      Virginia